UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 11, 2022

Fresh Vine Wine, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-41147	87-3905007
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

505 Highway 169 North, Suite 255

Plymouth, MN 55441

(Address of Principal Executive Offices) (Zip Code)

(855) 766-9463

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	VINE	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On March 11, 2022, Fresh Vine Wine, Inc. (the “Company”) granted Janelle Anderson, the Company’s Chief Executive Officer, a stock option to purchase up to 427,001 shares of the Company’s common stock (the “Option”). The Option, which was granted under the Company’s 2021 Equity Incentive Plan, has an exercise price equal to $3.47 per share (which is the closing price of the Company’s common stock on the date of grant), and will vest in three installments in amounts as nearly equal as possible on the six month, one year and two year anniversaries of the date of grant.

Pursuant to her employment agreement with the Company, Ms. Anderson was entitled to receive a 427,001 share stock option on the initial closing date of the Company’s initial public offering; however such stock option was not granted at the time of the initial public offering because the vesting criteria had not been established. The Option granted on March 11, 2022 is in lieu of (and not in addition to) the stock option contemplated by Ms. Anderson’s employment agreement.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Stock Option Agreement dated as of March 11, 2022 by and between Fresh Vine Wine, Inc. and Janelle Anderson
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRESH VINE WINE, INC.

Date: March 14, 2022	By:	/s/ Elliot Savoie
Elliot Savoie
Chief Financial Officer

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